Exhibit 23(b)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


              As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 2, 1996 included in the CILCORP Inc. 1995 Annual Report to Shareholders for the year ended December 31, 1995, and our report dated February 2, 1996 included in CILCORP Inc.'s 1995 Annual Report on Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this Registration Statement.


                                       ARTHUR ANDERSEN LLP


Chicago, Illinois
December 11, 1996



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